Exhibit 10.18

CONSENT AND SIXTH AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS CONSENT AND SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 7, 2008 by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Company”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation (“Integres”), KEY TRANSPORTATION SERVICES, INC., a Texas corporation (“Integres Sub”; Company, Holdings, Panther Sub, Integres and Integres Sub are collectively referred to herein as the “Loan Parties” and each individually as a “Loan Party”), YORK STREET MEZZANINE PARTNERS L.P., YORK STREET MEZZANINE PARTNERS II, L.P., CUNA MUTUAL LIFE INSURANCE COMPANY, MEMBERS LIFE INSURANCE COMPANY, CUNA MUTUAL INSURANCE SOCIETY, CUMIS INSURANCE SOCIETY, INC. and the other purchasers from time to time party to the Note Purchase Agreement (collectively, the “Purchasers” and individually each a “Purchaser”).

W I T N E S S E T H:

WHEREAS, Company and the Purchasers have entered into that certain Note Purchase Agreement dated as of January 11, 2006 (as the same has been and hereafter may be amended, modified, restated or otherwise supplemented from time to time, the “Note Purchase Agreement”);

WHEREAS, Company has informed the Purchasers that Company wishes to purchase all of the outstanding equity interests of Elite Transportation Services, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability company (“Elite”), pursuant to that certain Membership Unit Purchase Agreement of even date herewith (the “Elite Purchase Agreement”) by and among Company, Elite Sellers (as defined in the Note Purchase Agreement after giving effect to this Amendment), Holdings and Elite (such acquisition pursuant to the Elite Purchase Agreement, generally, the “Elite Acquisition”);

WHEREAS, one or more Senior Lenders propose to extend an incremental term loan to Company on the date hereof in the aggregate principal amount of $5,000,000 (such loan, the “Sixth Amendment Incremental Term Loan”), which Sixth Amendment Incremental Term Loan would be deemed to be made in addition to the Existing Term Loan (as defined in the Senior Credit Agreement) and not in repayment thereof and would constitute a part of the Term Loan (as defined in the Senior Credit Agreement) for all purposes under the Senior Credit Agreement and each Loan Document referred to therein;

WHEREAS, in connection with the Elite Acquisition, Company intends to use the proceeds of the Sixth Amendment Incremental Term Loan for the purpose of (a) paying a portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and (b) working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Senior Credit Agreement;

WHEREAS, Company has requested that the Purchasers (a) consent to the Sixth Amendment Incremental Term Loan, (b) consent to the Elite Acquisition, (c) consent to Company’s use of proceeds of the Sixth Amendment Incremental Term Loan for the purposes of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Senior Credit Agreement, (d) agree to amend the Note Purchase Agreement in certain respects as set forth herein, and (e) consent to certain related amendments to the Senior Credit Agreement; and

WHEREAS, the Purchasers are willing to grant such consents and make such amendments, in each case subject to the terms, conditions and other provisions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

2. Consent and Agreement. Notwithstanding anything to the contrary contained in the Note Purchase Agreement or any other Senior Subordinated Debt Document, but subject to and in accordance with the terms of this Amendment, the Purchasers hereby:

(a) consent to the Sixth Amendment Incremental Term Loan;

(b) consent to the Elite Acquisition, notwithstanding the failure of Company to comply with clause (g) of the definition of “Permitted Acquisition” in Annex A of the Note Purchase Agreement, and acknowledge that, from and after the effectiveness of such consent, the Elite Acquisition shall be deemed to be a “Permitted Acquisition”;

(c) consent to Company’s use of proceeds of the Sixth Amendment Incremental Term Loan for the purposes of paying a portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Elite Acquisition, and for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of the Senior Credit Agreement; and

(d) consent to the amendments to the Senior Credit Agreement contemplated by that certain Consent and Sixth Amendment to Amended and Restated Credit Agreement dated as of the date hereof by and among the Loan Parties, the Senior Lenders and Antares Capital Corporation, as agent for the Senior Lenders.

3. Amendments. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Note Purchase Agreement and in this Amendment, the Note Purchase Agreement is hereby amended as follows:

(a) Section 5.5 of the Note Purchase Agreement hereby is amended by (i) deleting the word “and” immediately after clause (g), (ii) deleting the “.” immediately after clause (h) and substituting “; and” in lieu thereof and (iii) adding a new clause (i) immediately following clause

(h) as follows:

“(j) unsecured Indebtedness constituting (i) the Elite Deferred Payment incurred in connection with the Elite Acquisition in an aggregate amount not to exceed $3,000,000 and (ii) the Elite Earn-Out Obligation incurred in connection with the Elite Acquisition in an aggregate maximum potential amount not to exceed $8,120,000.”

(b) Section 5.7(b) of the Note Purchase Agreement hereby is amended by deleting such subsection in its entirety and substituting the following therefor::

“(b) payment of performance bonuses to officers and employees, not to exceed $3,500,000 in the aggregate, pursuant to one or more agreements or plans, each in form and substance acceptable to the Majority Purchasers (it being acknowledged and agreed that the terms and conditions specified on Exhibit 5.7 are acceptable to the Majority Purchasers), and which agreements or plans will in any event contain the EBITDA targets set forth on Schedule 5.7; provided, that”

(c) The preamble to Section 5.11 of the Note Purchase Agreement hereby is amended in its entirety to read as follows:

“5.11 Restricted Payments. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding, or (iii) make any payment on account of the Integres Earn-Out Obligation, the Elite Deferred Payment or the Elite Earn-Out Obligation (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Company may declare and pay dividends to the Company or any Wholly-Owned Subsidiary of the Company that is a Domestic Subsidiary, and except that the Company may:”

(d) Section 5.11 of the Credit Agreement hereby is further amended by (i) deleting the word “and” immediately after clause (e), (ii) deleting the “.” immediately after clause (f) and substituting “; and” in lieu thereof and (iii) adding new clause (g) immediately following clause (f) as follows:

“(i) pay, as and when due and payable, cash payments in amounts required to be paid pursuant to the terms of the Elite Deferred Payment and/or the Elite Earn-Out Obligation in accordance with the provisions of Sections 1.2(c) and 1.2(e) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date; provided, that all of the following conditions are satisfied at the time of the making of any Elite Deferred Payment and/or Elite Earn-Out

Obligation:

(A) prior to the making of such payment, the Purchasers shall have received (i) written notice from the Company of the Company’s desire to make such payment, (ii) a written calculation of such payment, together with all other deliveries made to or by the Company or any of its Subsidiaries under the Elite Acquisition Agreement in respect thereof, and (iii) a certificate by a Responsible Officer stating the Company and its Subsidiaries are in compliance with the terms hereof and of the Elite Acquisition Agreement in respect of the making of such payment;

(B) without limiting the foregoing, all events and conditions required for such payment under the terms of the Elite Acquisition Agreement to be due and payable shall have occurred and been satisfied (and no conditions thereof shall have been waived or modified without the prior written consent of the Majority Purchasers);

(C) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such payment;

(D) after giving effect to the making of such payments, the Company and its Subsidiaries are in compliance on a pro forma basis with the financial covenants set forth in Article VI of the Senior Credit Agreement (recomputed for the most recent quarter for which financial statements have been delivered in accordance with the terms of the Senior Credit Agreement after giving effect thereto as if such payment was made during the period covered thereby); and

(E) after giving effect to the making of such payment, Availability (as defined therein) under the Senior Credit Agreement is not less than $3,000,000.”

(e) Section 6.1 of the Note Purchase Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“6.1 Capital Expenditures. The Company and its Subsidiaries shall not make or commit to make Capital Expenditures for any fiscal year (or shorter period) set forth below to exceed the amount set forth in the table below with respect to such fiscal year (or shorter period):

Fiscal Period	Capital Expenditure Limitation
For the fiscal year ending December 31, 2006	$3,450,000

For the fiscal year ending December 31, 2007	$3,162,500

For the fiscal year ending December 31, 2008	$3,162,500

For the fiscal year ending December 31, 2009 and for each fiscal year thereafter	$2,875,000

“Capital Expenditures” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(f) Section 6.2 of the Note Purchase Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.2 Senior Leverage Ratio. The Company shall not permit its Senior Leverage Ratio for the twelve month period ending on any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date	Maximum Senior Leverage Ratio
March 31, 2006	4.03 to 1.00
June 30, 2006	4.03 to 1.00
September 30, 2006	4.03 to 1.00
December 31, 2006	4.03 to 1.00

March 31, 2007	3.85 to 1.00
June 30, 2007	4.03 to 1.00
September 30, 2007	4.03 to 1.00
December 31, 2007	4.03 to 1.00

March 31, 2008	3.74 to 1.00
June 30, 2008	3.45 to 1.00
September 30, 2008	3.85 to 1.00
December 31, 2008	3.85 to 1.00

March 31, 2009	3.74 to 1.00
June 30, 2009	3.68 to 1.00
September 30, 2009	3.57 to 1.00
December 31, 2009	3.45 to 1.00

March 31, 2010	3.34 to 1.00
June 30, 2010	3.22 to 1.00
September 30, 2010	3.05 to 1.00
December 31, 2010 and the last day of each fiscal quarter thereafter	2.88 to 1.00

“Senior Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(g) Section 6.3 of the Note Purchase Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.3 Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Ratio
March 31, 2006	0.96 to 1.00
June 30, 2006	0.96 to 1.00
September 30, 2006	0.96 to 1.00
December 31, 2006	0.96 to 1.00

March 31, 2007	0.96 to 1.00
June 30, 2007	0.96 to 1.00
September 30, 2007	0.96 to 1.00
December 31, 2007	0.96 to 1.00

March 31, 2008	1.00 to 1.00
June 30, 2008	1.00 to 1.00
September 30, 2008 and the last day of each fiscal quarter thereafter	0.96 to 1.00

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(h) Section 6.4 of the Note Purchase Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.4 Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio
March 31, 2006	1.96 to 1.00
June 30, 2006	1.96 to 1.00
September 30, 2006	2.04 to 1.00
December 31, 2006	2.09 to 1.00

March 31, 2007	2.13 to 1.00
June 30, 2007	1.96 to 1.00
September 30, 2007	1.96 to 1.00
December 31, 2007	1.96 to 1.00

March 31, 2008	1.96 to 1.00
June 30, 2008	2.04 to 1.00
September 30, 2008	1.74 to 1.00
December 31, 2008	1.74 to 1.00

March 31, 2009	1.83 to 1.00
June 30, 2009	1.83 to 1.00
September 30, 2009	1.83 to 1.00
December 31, 2009	1.87 to 1.00

March 31, 2010	1.92 to 1.00
June 30, 2010 and the last day of each fiscal quarter thereafter	2.00 to 1.00

“Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(i) Annex A of the Note Purchase Agreement hereby is amended by substituting the following definition of the term set forth below in lieu of the current version of such definition contained in Annex A of the Note Purchase Agreement:

“Related Agreements” means, collectively, the Management Agreement, the Panther Purchase Agreement, the Merger Agreement, the Employment Agreements, the Sponsor Guaranty, the Integres Acquisition Documents, the Elite Acquisition Documents and the Services Agreement.”

(j) Annex A of the Note Purchase Agreement hereby is further amended by inserting the following defined terms therein in appropriate alphabetical order:

“Elite” means Elite Transportation Services, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability company.”

“Elite Acquisition” means the acquisition by the Company of all of the outstanding equity interests of Elite pursuant to the Elite Acquisition Agreement.”

“Elite Acquisition Agreement” means that certain Membership Unit Purchase Agreement by and among the Company, Holdings and the Elite Sellers, dated as of October 7,2008.”

“Elite Acquisition Documents” means all documents, agreements and instruments executed by the Company and/or its Subsidiaries in connection with the consummation of the Elite Acquisition and shall include, without limitation, the Elite Acquisition Agreement.”

“Elite Deferred Payment” means the payment not to exceed an aggregate of $3,000,000 due to Elite Sellers by the Company pursuant to Section 1.2(c) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date.”

“Elite Earn-Out Obligation” means (a) the payment, if any, not to exceed an aggregate of $3,500,000 due to Elite Sellers by the Company pursuant to Section 1.2(e)(i) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date and (b) the payment, if any, not to exceed an aggregate of $4,620,000 due to Elite Sellers by the Company pursuant to Section 1.2(e)(ii) of the Elite Acquisition Agreement as in effect on the Sixth Amendment Effective Date.”

““Elite Sellers “ means the Persons listed on the signature pages to the Elite Acquisition Agreement as “Members.””

“Sixth Amendment” means the Consent and Sixth Amendment to Note Purchase Agreement dated as of the Sixth Amendment Effective Date among Holdings, the Company, Panther Sub, Integres, Integres Sub, and the Purchasers.”

“Sixth Amendment Effective Date” means October 7, 2008.”

(k) Each of Schedules 2.11, 3.2, 3.5, 3.7, 3.17, 3.24, 5.1, 5.5, 5.6, 5.7 and 5.9 to the Note Purchase Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Schedules 2.11, 3.2, 3.5, 3.7, 3.17, 3.24, 5.1, 5.5, 5.6, 5.7 and 5.9 hereto.

(1) Exhibit 4.2(b) to the Note Purchase Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit 4.2(b) hereto.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent or concurrent:

(a) the execution and delivery of this Amendment by each of the Loan Parties and the Majority Purchasers;

(b) delivery to the Purchasers of the documents and other items identified in the Document Checklist, a copy of which is attached hereto as Exhibit A, all in form and substance reasonably satisfactory to the Majority Purchasers;

(c)(i) the Elite Acquisition shall satisfy all of the conditions set forth in the definition of “Permitted Acquisition” contained in Annex A of the Note Purchase Agreement (other than the conditions set forth in clause (g) thereof), (ii) the Elite Acquisition shall have been consummated in accordance with all material Requirements of Law and of the Elite Acquisition Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Majority Purchasers), for a purchase price not to exceed (A) $4,500,000 payable solely in cash on the closing date of the Elite Acquisition, (B) $3,000,000 constituting the Elite Deferred Payment and (C) up to an aggregate amount of $8,120,000 (or such lesser amount as may be due and owing under the terms of the Elite Acquisition Agreement) constituting the Elite Earn-Out Obligation, (iii) Elite and Elite Sellers shall have fully performed all of the respective obligations to be performed by them under the Elite Acquisition Agreement, (iv) Elite management shall have made an equity investment in Holdings in the aggregate amount of $1,750,000 on terms satisfactory to the Majority Purchasers; and (v) the Purchasers shall have received evidence satisfactory to the Majority Purchasers that aggregate transaction expenses, including, without limitation, legal expenses, associated with the Elite Acquisition shall not exceed $1,500,000 in the aggregate;

(d) the payment of all fees and expenses of the Purchasers, including the fees and expenses of Goodwin Procter LLP; and

(e) receipt by the Purchasers of evidence in form and substance reasonably satisfactory to the Majority Purchasers of (i) the consent to the Elite Acquisition by the Senior Lenders, (ii) the consent to the amendments to the Note Purchase Agreement contemplated by this Amendment by the Senior Lenders, and (iii) corresponding amendments to the Senior Credit Agreement.

5. Representations and Warranties. Each Loan Party, jointly and severally, hereby represents and warrants to each Purchaser as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Such Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment, the Elite Acquisition Agreement (in the case of the Company and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(c) the execution, delivery and performance by such Loan Party of this Amendment, the Elite Acquisition Agreement (in the case of the Company and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action;

(d) this Amendment, the Elite Acquisition Agreement (in the case of the Company and Elite) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such

Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) the Elite Acquisition is permitted pursuant to all material Requirements of Law and all material agreements, documents and instruments to which the Company is a party or by which any of its properties or assets are bound;

(f) the Elite Acquisition Agreement and all other documents, agreements and instruments executed in connection therewith collectively set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby;

(g) on the date hereof, each of the representations and warranties of the Loan Parties contained in the Elite Acquisition Agreement is true, correct and complete in all material respects;

(h) all material conditions precedent to the Elite Acquisition have been fulfilled or (with the prior written consent of the Majority Purchasers) waived, and the Elite Acquisition Agreement has not been amended or otherwise modified and there has been no breach of any material term thereof or condition thereto;

(i) no Default or Event of Default exists; and

(j) after giving effect to the Elite Acquisition, including the incurrence of Indebtedness in connection therewith, the Company is in compliance on a pro forma basis with the covenants set forth in Section 6.2 of the Note Purchase Agreement, recomputed for the most recent month for which financial statements have been delivered.

6. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or any of the other Senior Subordinated Debt Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Purchasers reserve all rights, privileges and remedies under the Senior Subordinated Debt Documents. The Note Purchase Agreement and other Senior Subordinated Debt Documents remain unmodified and in full force and effect.

7. References. Any reference to the Note Purchase Agreement contained in any document, instrument or agreement executed in connection with the Note Purchase Agreement, including, without limitation, any Senior Subordinated Debt Document, shall be deemed to be a reference to the Note Purchase Agreement as modified by this Amendment.

8. Counterparts. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Company and each other Loan Party and their successors and assigns and the Purchasers and their successors and assigns.

10. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by any Purchaser, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as such Purchaser may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

12. Severabilitv. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

13. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Senior Subordinated Debt Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Senior Subordinated Debt Document as security for or otherwise guaranteed the Obligations under or with respect to the Senior Subordinated Debt Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Senior Subordinated Debt Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers, constitute a waiver of any provision of any of the Senior Subordinated Debt Documents or serve to effect a novation of the Obligations.

– Remainder of Page Intentionally Blank: Signature Page Follows –

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY:		HOLDINGS:

PANTHER II TRANSPORTATION, INC., an Ohio corporation		PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ Roy Showman	By:	/s/ Roy Showman
Name:	Roy Showman	Name:	Roy Showman
Title:	CFO	Title:	CFO

PANTHER SUB:		INTEGRES:

PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc.		INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation

By:	/s/ Roy Showman	By:	/s/ Roy Showman
Name:	Roy Showman	Name:	Roy Showman
Title:	CFO	Title:	CFO

INTEGRES SUB:

KEY TRANSPORTATION SERVICES, INC., a Texas corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

PURCHASERS:

YORK STREET MEZZANINE PARTNERS, L.P.

By:	York Street Capital Partners, L.L.C., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	Managing Director

YORK STREET MEZZANINE PARTNERS II, L.P.

By:	York Street Capital Partners II, L.L.C., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT]

CUNA MUTUAL INSURANCE SOCIETY

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

CUMIS INSURANCE SOCIETY, INC.

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

MEMBERS LIFE INSURANCE COMPANY

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

CUNA MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

[SIGNATURE PAGE TO AMENDMENT]

EXHIBIT A to Consent and Sixth Amendment

to Note Purchase Agreement

[To be attached]

EXHIBIT 4.2(b) to Consent and Sixth Amendment

to Note Purchase Agreement

[To be attached]

Schedules 2.11, 3.2, 3.5, 3.7, 3.17, 3.24, 5.1, 5.5, 5.6, 5.7 and 5.9

[To be attached]